UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2015

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Decision to Resign and Not Stand for Reelection

On May 11, 2015, Jonathan Lewis, M.D., Ph.D. notified ZIOPHARM Oncology, Inc., or the Company, of his decision to resign effective immediately and not to stand for re-election at the Company’s 2015 Annual Meeting of Stockholders, or the Annual Meeting. Dr. Lewis’ decision to resign and not to stand for re-election was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or other occurrence that would require disclosure under Item 5.02(a) of Form 8-K. A copy of Dr. Lewis’ resignation email is filed as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of Dr. Lewis’ resignation, there is now one vacancy on the Company’s board of directors. The Company’s board of directors has determined not to nominate a new nominee for election at the Annual Meeting to fill the vacancy created by Dr. Lewis’ resignation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

17.1	Email from Jonathan Lewis, M.D., Ph.D. to the board of directors of ZIOPHARM Oncology, Inc., dated May 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Kevin G. Lafond
Date: May 15, 2015		Name:	Kevin G. Lafond
		Title:	Vice President, Chief Accounting Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description

17.1	Email from Jonathan Lewis, M.D., Ph.D. to the board of directors of ZIOPHARM Oncology, Inc., dated May 11, 2015